U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 11, 2002



                         TIDELANDS OIL & GAS CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its Charter)




         Nevada                      0-29613                66-0549380
------------------------      -------------------     --------------------------
(State of Incorporation)      Commission File No.         (IRS Employer
                                                        Identification No.)



13330 Leopard St., Ste. 26, Corpus Christi, TX               78410
--------------------------------------------------   --------------------------
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, (   361   )     241       -      2244
                               -----------  -------------    ----------





                     (Registrant's former name and address)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On September 10, 2002, we entered into a Settlement and Release Agreement with Swartz Private Equity, LLC. This Agreement settles the litigation between Tidelands and Swartz. We issued 1,200,000 common shares to Swartz Private Equity, LLC in connection with Swartz's cashless exercise of common stock warrants. We had originally issued common stock warrants to Swartz for its financing commitment on September 7, 2000. The warrants, among other items, were the subject matter of the litigation. The Swartz shares may be available for immediate public resale under Securities and Exchange Commission Rule 144(k).

         The following is the content of our press release, "Tidelands Oil & Gas Corporation announced today that it has entered into an amicable and mutually agreeable termination agreement and settlement of its lawsuits with Swartz Private Equity, LLC. As a part of the settlement, Tidelands will issue 1.2 million shares of common stock to Swartz and Tidelands' financing agreements with Swartz will be terminated. Tidelands management believes that the settlement is in the best interests of the company."


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TIDELANDS OIL & GAS CORPORATION
Dated: October 11, 2002

                                                  /s/ MichaelWard
                                                 -------------------------------
                                                 By: Michael Ward
                                                 Title: President